                                                                     Exhibit 7.2



June 28, 2000


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington DC 20549
U.S.A.

Gentlemen:

Form 8-K - June 28, 2000

We have received the Form 8-K dated June 28, 2000 relating to Item 4 - "Changes in Registrant's Certifying Accountants" and wish to advise that the statements made therein are correct.

Yours truly,


/s/ DELOITTE & TOUCHE LLP

Chartered Accountants